                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 19, 2002, by and among Blue Rhino Corporation, a Delaware corporation (the "Company"), and those persons named on Schedule 1 hereto (the "Purchasers").

         This Agreement is made pursuant to the Stock Purchase Agreement, dated as of April 19, 2002 (the "Stock Purchase Agreement"), by and between the Company and the Purchasers, pursuant to which the Company has agreed to issue and sell 1,500,000 shares of its common stock, $0.001 par value per share (the "Common Stock" or the "Shares"), to the Purchasers. The Shares are being offered and sold to the Purchasers without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D promulgated under the Securities Act. In order to induce the Purchasers to enter into the Stock Purchase Agreement, the Company has agreed to provide to the Purchasers (and their direct and indirect transferees, if any) the registration rights set forth in this Agreement with respect to the resale of the Shares. The execution and delivery of this Agreement is a condition to the Closing under the Stock Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning provided in the Stock Purchase Agreement.

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   SECTION 1

                              REGISTRATION RIGHTS

         1.1. FILING OF FORM S-3 RESALE REGISTRATION STATEMENT. As soon as practicable and within 10 business days after the closing of the sale of Shares under the Stock Purchase Agreement, the Company shall file with the Securities and Exchange Commission (the "SEC" or the "Commission") a registration statement on Form S-3 pursuant to Rule 415 under the Securities Act, or, in the event that Form S-3 is unavailable to the Company, a registration statement on such other SEC Form that is available to the Company (together with any exhibits, amendments or supplements thereto, and any documents incorporated by reference therein, the "Registration Statement"), with respect to the resale of the Shares, and, to the extent permitted by Rule 416 under the Securities Act, any securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares. The securities described in the preceding sentence are collectively referred to herein as the "Registrable Securities"; provided, that the term "Registrable Securities" shall not include securities subject to the Registration Statement or securities transferred to a person other than a permitted transferee.

         1.2. EFFECTIVENESS OF REGISTRATION STATEMENT. The Company shall, subject to Section 6 hereof, use its commercially reasonable best efforts to cause the Registration Statement to become effective within 45 days after the filing thereof, and shall use its commercially reasonable best efforts to keep the Registration Statement continuously effective from the date such Registration Statement becomes effective until the earlier of (i) the date on which all Securities have been resold under such Registration Statement or Rule 144 under the Securities Act, and (ii) the date on which all Registrable Securities may be resold without restriction or limitation.

         1.3. SUPPLEMENTS; AMENDMENTS. Subject to Section 6 hereof, the Company shall supplement or amend the Registration Statement, (i) as required by Form S-3, including, without limitation, the instructions applicable to Form S-3, or by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under the Securities Act or the Exchange Act, respectively, and (ii) to include in the Registration Statement any additional securities that become Registrable Securities, if required. The Company shall furnish to the holders of the Registrable Securities, or their permitted transferees (collectively, the "Holders"), to which the Registration Statement relates copies of any such supplement or amendment sufficiently in advance of its use and/or filing with the Commission to allow the Holders a meaningful opportunity to comment thereon with respect to the information contained therein regarding the Holders and any plan for resale of the Registrable Securities. Each Holder as of the date hereof hereby: (i) acknowledges that it has supplied the information regarding itself and its plan of resale in the Registration Statement; (ii) waives notice of the initial filing of the Registration Statement; and (iii) agrees that it and its successors and assigns will promptly notify the Company of any changes in such information.

                                   SECTION 2

                                    EXPENSES

         The Company shall pay all expenses, fees and costs incurred in connection with the preparation, filing, distribution and effectiveness of the Registration Statement and any supplements or amendments thereto, whether or not the Registration Statement becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Registration Statement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and state securities, or "blue sky," fees and expenses, fees and expenses of one counsel for all the Holders, not to exceed $20,000, and the expense of any special audits incident to or required by, or in connection with the filing and effectiveness of the Registration Statement. The Holders shall pay all underwriting fees and discounts, selling commissions, brokerage fees and stock transfer taxes applicable to the Registrable Securities sold by such Holder.

                                   SECTION 3

                            REGISTRATION PROCEDURES

         3.1. REGISTRATION. The Company will, upon request, advise the Holders as to the status of the preparation, filing and effectiveness of the Registration Statement and, at the Company's expense, will do the following:

                  (a) furnish to each Holder a copy of the Registration Statement (including all exhibits thereto) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of the Registration Statement and including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Holders and any underwriter for a period of at least three (3) business days, and the Company shall not file the Registration Statement or such prospectus or any amendment or supplement to the Registration Statement or prospectus if any Holder shall, within three (3) business days after the receipt thereof, have given written notice to the Company that such Registration Statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission with respect to such Holder or its plan of resale;

                  (b) furnish to each Holder one conformed copy of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of the Registration Statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including, without limitation, documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such Registration Statement, as each of the Holders or any such underwriter, from time to time may reasonably request;

                  (c) to the extent practicable, following the filing of any document that is to be incorporated by reference into the Registration Statement or prospectus forming a part thereof subsequent to the effectiveness thereof, provide copies of such document to the Holders, if requested, and make representatives of the Company available for discussion of such document and other customary due diligence matters; and provide promptly to the Holders upon request any document filed by the Company with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act;

                  (d) make available at reasonable times for inspection by the Holders, and any attorney, accountant, financial adviser or other representative (collectively, "Representatives") retained by the Holders, subject to the recipient's prior agreement to keep such information confidential and not use or disclose it, all financial and other records, pertinent corporate documents and properties of the Company and cause the officers, directors and employees of the Company to supply all information reasonably requested by the Holders or their respective Representatives in connection with the preparation, filing and effectiveness of the Registration Statement;

                  (e) use its commercially reasonable best efforts (i) to register or qualify all Registrable Securities covered by the Registration Statement under state securities, or "blue sky," laws of such States of the United States of America where an exemption is not available and that the Holders of Registrable Securities covered by the Registration Statement shall reasonably request, (ii) to keep such registration or qualification in effect for so long as the Registration Statement is required to be effective hereunder, and
         (iii) to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the securities to be sold by the Holders in such jurisdictions, consistent with the plan of distribution described in the prospectus included in the Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified or to execute a general consent to service of process in effecting such registration, qualification or compliance;

                  (f) use its commercially reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be registered or qualified with or approved by all other applicable Governmental Authorities as may be necessary, in the opinion of counsel to the Company and/or a single counsel to the Holders of Registrable Securities as a group, to enable the Holders thereof the consummate the disposition of such Registrable Securities;

                  (g) subject to Section 6 hereof, promptly notify each Holder of Registrable Securities covered by the Registration
         Statement: (i) upon discovery that, or upon the occurrence of any event as a result of which, the prospectus forming a part of the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings for that purpose; (iii) of any request by the Commission, after the Registration Statement has become effective, for (A) an amendment to the Registration Statement or any document incorporated or deemed to be incorporated by reference in the Registration Statement, (B) a supplement to the prospectus forming a part of the Registration Statement, (C) additional information, or (D) of the receipt by the Company of any notification with respect to the suspension of the registration, qualification or exemption from registration or qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose. At the request of any such Holder, the Company shall, if applicable, promptly prepare and file an amendment to the Registration Statement or a supplement to the prospectus as the Company may deem necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and furnish to each Holder a reasonable number of copies of such supplement to, or amendment of, such registration statement and prospectus, and, in the event of a stop order, use its commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

                  (h) if reasonably requested by any Holder or if, in the opinion of counsel to the Company, required by law or SEC or other applicable rule or regulation, promptly incorporate in the Registration Statement such appropriate information as the Holder may reasonably request to have included therein by filing a Form 8-K, or filing a supplement to the prospectus, to reflect any change in the information regarding the Holder, and make all required filings with the Commission in respect of any offer or sale of Registrable Securities or any amendment or supplement to the Registration Statement or related prospectus;

                  (i) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations, and make available to its security holders, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

                  (j) use its commercially reasonable best efforts to cause all Registrable Securities included in the Registration Statement to be listed on Nasdaq and each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange or Nasdaq, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

         3.2. UNDERWRITING. If Holders having at least 50% of the Registrable Securities ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, the Holders whose shares are to be included in such registration and the Company shall (together with all other stockholders proposing to distribute their securities through such underwriting) enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Such underwriting agreement will contain such representations and warranties by the Company and such other terms and provisions as are reasonable and customary for underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution, the provision of opinions of counsel and accountants' letters and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders. Subject to the foregoing, the Company shall cooperate fully with the Holders and the underwriters in connection with any underwritten offering. Notwithstanding any other provision of this Section 3.2, if the representative of the underwriters advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, any securities to be issued by the Company in such distribution (or contemporaneous distribution other than one covered by Form S-8) shall not be distributed to the extent reasonably required by such limitation. If, after the exclusion of such shares, still further reductions are required, the number of shares included in the underwritten offering by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request; provided, that there shall be no reduction in the number of shares included in the registration by any Holders until all shares of other stockholders have been excluded from such underwritten offering. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such underwritten offering. If any other stockholder who has requested inclusion in such distribution as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from such underwritten offering. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration, if the representative of the underwriters so agrees and if the number of Registrable Securities and other securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

                                   SECTION 4

                                INDEMNIFICATION

         4.1.     INDEMNIFICATION BY THE COMPANY. The Company will indemnify:

                  (a)      each of the Holders, as applicable,

                  (b) each of the Holder's officers, directors, members and partners, and

                  (c) each individual, partnership, joint stock company, corporation, trust, unincorporated organization, government agency or political subdivision (each of the foregoing, a "Person") controlling each of the Holders within the meaning of Rule 405 under the Securities Act, with respect to the Registration Statement (if Registrable Securities held by such Holder are included in the Registration Statement), against all expenses, claims, losses, damages and liabilities (or actions, investigations or proceedings in respect thereof) (collectively, a "Claim") arising out of or based on any actual or alleged untrue statement of a material fact, or any omission of a material fact required to be stated therein or necessary in order to make the statements included therein not misleading, contained in the Registration Statement, any prospectus or other offering document (including any related registration statement, notification or the like) incident to the registration, qualification or compliance, or any violation by the Company of the Securities Act or the Exchange Act or any other laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each Person controlling each of the Holders, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such Claim; provided, however, that the Company will not be liable (i) in any such case to the extent that any such Claim arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or their Representatives and stated to be specifically for use in the Registration Statement, prospectus or other offering document or (ii) for any amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company.

         4.2. INDEMNIFICATION BY THE HOLDERS. Each of the Holders will, if Registrable Securities held by it are included in the Registration Statement, indemnify the Company, each of its directors and officers, and each Person who "controls" the Company within the meaning of Rule 405 under the Securities Act, against all Claims arising out of or based on any actual or alleged untrue statement of a material fact, or any omission or a material fact required to be stated therein or necessary in order to make the statement included or incorporated therein not misleading, contained in the Registration Statement, prospectus, or other offering document made by or on behalf of such Holder, and will reimburse the Company, its directors, officers, partners, members or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering memorandum or other document in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the Registration Statement.

         4.3. PROCEDURES. Each party entitled to indemnification under this Agreement (each, an "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such Claim; provided that counsel for the Indemnifying Party, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at its own expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the reasonable fees and expenses of one such counsel for all Indemnified Parties as a group shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the investigation or defense of any such Claim shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement or compromise which does not include an unconditional release of the Indemnified Party from all liability in respect to such Claim. Each Indemnified Party shall furnish such information regarding itself or the Claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the investigation and defense of such Claim.

         4.4. CONTRIBUTION. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Claim, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and provided that each Holder shall not be required to contribute, in the aggregate, more than the net proceeds received by the Holders from the sale of the Registrable Securities pursuant to the Registration Statement.

Notwithstanding the foregoing, no party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph, each Person, if any, who controls a Holder within the meaning of Rule 405 under the Securities Act and directors, officers, members and partners of such Holder shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the registration statement and each Person, if any, who controls the Company within the meaning of Rule 405 under the Securities Act shall have the same rights to contribution as the Company.

                                   SECTION 5

                    PROVISION OF INFORMATION BY THE HOLDERS

         Each of the Holders whose Registrable Securities are included in the Registration Statement shall furnish to the Company such information regarding such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement and shall promptly notify the Company if such information becomes incorrect or misleading, or requires amendment or updating. Each of the Holders agrees that the plan of distribution included in any prospectus relating to the Registrable Securities shall be as set forth on
Schedule 3 hereto and that such Holder will not resell any Registrable Securities pursuant to the Registration Statement in any manner other than as provided therein or herein. The other information regarding the Holders required for the initial filing of the Registration Statement has been provided by each Holder to the Company by completing the questionnaire in the form attached as Schedule 2. Each Holder represents, warrants and covenants to the Company that the information in Schedule 1 and on the completed questionnaire in the form attached as Schedule 2 is accurate and complete in all respects. The Purchaser will confirm promptly the sale of any Shares pursuant to Rule 144 or the Registration Statement by delivery to the Company of a signed copy of
Schedule 4.

                                   SECTION 6

                             HOLDBACK; POSTPONEMENT

         Notwithstanding the other provisions of this Agreement, if (a) there is material non-public information regarding the Company which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose publicly and which the Company is not otherwise required to disclose publicly, or (b) there is a extraordinary business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any financing, merger, consolidation, tender offer or other similar extraordinary transaction not in the ordinary course of business) available to the Company which the Company's Board of Directors reasonably and in good faith determines not to be in the Company's best interest to disclose publicly, then the Company may postpone or suspend filing or effectiveness of a registration statement for a period not to exceed 45 days, provided that the Company may not postpone or suspend filing or effectiveness of a registration statement for more than 90 days in the aggregate during any 365-day period and there shall be an aggregate of not more than two (2) suspensions during any 365-day period; provided, however that no postponement or suspension shall be permitted for consecutive 45 day periods arising out of the same set of facts, circumstances or transactions.

                                   SECTION 7

                            RULE 144 REPORTING, ETC.

         7.1. SEC REPORTING COMPLIANCE. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, through the second anniversary of this Agreement, the Company will:

                  (a) make and keep "current public information" regarding the Company available, as defined in Rule 144(c) under the Securities Act;

                  (b) use its commercially reasonable best efforts to file with the Commission in a timely manner all SEC Reports and other filings and documents required of the Company under the Securities Act and the Exchange Act and otherwise; and

                  (c) so long as a Holder owns any Registrable Securities, furnish the Holders upon request a written statement by the Company as to its compliance with the reporting requirements under the Securities Act and the Exchange Act, including compliance with Rule 144(c), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of, or obtainable without undue effort or expense by, the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                                   SECTION 8

                                 MISCELLANEOUS

         8.1. ASSIGNMENT. The registration rights set forth herein may be assigned, in whole or in part, to any transferee of Registrable Securities permitted in accordance with the Stock Purchase Agreement, which transferee, upon registration on the Company's or its transfer agent's books and records as a holder of record of Registrable Securities, shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of a Purchaser shall be a Holder only with respect to such Registrable Securities so acquired and any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement and the Stock Purchase Agreement.

         8.2. SECTION HEADINGS. The titles and headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

         8.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws.

         8.4.     NOTICES.

                  (a) All communications under this Agreement shall be in writing and shall be delivered by facsimile, by hand, by reliable overnight delivery service such as UPS or FedEx or by registered or certified mail, postage prepaid:

                           (i) if to the Company, to 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104, (336) 659-6755,
                  Attention: Chief Financial Officer, or at such other address as it may have furnished in writing to the Purchasers;

                           (ii) if to the Purchasers, at the addresses listed on Schedule 1 hereto, or at such other addresses as may have been furnished the Company in writing.

                  (b)      Any notice so addressed shall be deemed to be given
         (i) if delivered by hand, on the date of such delivery, (ii) if sent by reliable overnight delivery service such as UPS or FedEx, on the first business day following the date of delivery to such service for overnight delivery, (iii) if delivered by facsimile, on the date of such facsimile with confirmed receipt, or (iv) if mailed by registered or certified mail, on the third business day after the date of such mailing.

         8.5. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. No other person is intended to or shall have any rights or remedies hereunder, whether as a third part beneficiary or otherwise.

         8.6. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original and all of which shall be one and the same agreement. Any signature that is delivered by facsimile signature page shall be valid and binding, with the same force and effect as if an original, manually signed counterpart.

         8.7. SEVERABILITY. In the event that any provision contained herein is unenforceable, the remaining provisions shall continue in full force and effect.

         8.8. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any provision hereof, or of any similar breach or default thereafter occurring; nor shall any wavier of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Holder of any breach or default under this Agreement, or any waiver by a Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in the writing, and that all remedies, either under this Agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

         8.9. ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.10. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the other Operative Documents, constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior understandings, written or otherwise, among such parties. This Agreement may be amended only in a writing signed by the Company and the Holders of a majority of the then outstanding Registrable Securities.

         IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have executed this Agreement as of the date first set forth above.


                                    BLUE RHINO CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    PURCHASERS:


                                    -------------------------------------------

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    -------------------------------------------

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    -------------------------------------------

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                                  Registration Rights Agreement


                                   SCHEDULE 1


                             SCHEDULE OF PURCHASERS



Name and Address                  No. of Shares

                                                  Registration Rights Agreement


                                   SCHEDULE 2

                      REGISTRATION STATEMENT QUESTIONNAIRE


         In connection with the preparation of the Registration Statement, please provide us with the following information:


         1. Pursuant to the "Selling Stockholder" section of the Registration Statement, please state your or your organization's name and address exactly as it should appear in the Registration Statement:

-------------------------------------------------------------------------------

         2. Please provide the number of shares of Common Stock of the Company that you or your organization will beneficially own (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately after Closing, including those Shares purchased by you or your organization pursuant to the Stock Purchase Agreement and those shares purchased by you or your organization through other transactions. Explain the nature of beneficial ownership of any shares that are not held of record by you. Disclose the details of any rights to acquire shares.


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

         3. Have you or your organization had any position, office or other relationship within the past three years with the Company or its affiliates other than as disclosed in the Prospectus included in the Registration Statement?

                          [ ] Yes             [ ] No

         If yes, please indicate the nature of any such relationships below:


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


         4. Are you, or is your organization, a broker-dealer or an affiliate of a broker-dealer within the meaning of Rule 405 under the Securities Act.

                          [ ] Yes             [ ] No

                                                  Registration Rights Agreement


         If yes, please identify the broker-dealer below and state the nature of the relationship:


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


         5. Identify the natural person or persons who have voting and/or investment control over the securities that you or your organization are offering for resale in the Registration Statement.

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


* Please note that it is your obligation to advise the Company promptly if any of the foregoing information changes during the period of effectiveness of the Registration Statement (except due to sales of the Shares pursuant thereto).

                                                  Registration Rights Agreement


The undersigned, thereunto duly authorized on behalf of the Purchaser, confirms the accuracy and completeness of the foregoing and agrees that sales shall be made only in the manner indicated under the "Plan of Distribution" in the Prospectus.

         -----------------------------------
         Name of Purchaser

         By:
            --------------------------------
            Name:
            Title:

                                                  Registration Rights Agreement


                         Registration Rights Agreement
                                   SCHEDULE 3

                              PLAN OF DISTRIBUTION

         The selling stockholders may sell the shares on any stock exchange, market, or trading facility on which the shares are traded, in private transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

         - a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

         - purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

         - ordinary brokerage transactions and transactions in which a broker solicits purchasers;

         -        an underwritten public offering;

         -        any other method permitted pursuant to applicable law; or

         -        a combination of any such methods of sale.

         When selling the shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

         - enter into transactions involving short sales of the shares by broker-dealers;

         - sell shares short themselves and redeliver such shares to close out their short positions;

         - enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

         - loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling stockholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. However, the selling stockholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. The Company has agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. If the selling stockholders qualify as "underwriters" they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act. Each broker-dealer engaged by a selling stockholder (or by a broker-dealer engaged by a selling stockholder) must be registered or licensed in each state in which such broker-dealer conducts offers and sales of shares of the selling stockholders.

         In addition to selling their shares under this prospectus, the selling stockholders may:

                                                  Registration Rights Agreement


         - agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

         - transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         - sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

         As used herein, the term "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

         Upon the Company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer or underwriter for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a prospectus supplement will be filed, if required, pursuant to Rule 434(b) under the Securities Act, disclosing: (1) the name of each such selling stockholder and of the participating broker-dealer(s) or underwriter(s); (2) the number of shares involved, (3) the price at which such shares were or will be sold, (4) the commissions paid or to be paid or discounts or concessions allowed to such broker-dealer(s) or underwriter(s), where applicable, (5) that, as applicable, such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (6) other facts material to the transaction. In addition, upon the Company being notified by a selling stockholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell more than 500 shares, a prospectus supplement will be filed, if required.

                                                  Registration Rights Agreement


                                   SCHEDULE 4

                 PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE(1)


         The undersigned, an officer of, or other person duly authorized by____________________________________________________ hereby certifies to the
  [fill in official name of individual or institution]
Company, as defined in the Registration Right Agreement dated as of _______ (the "Agreement") that he/she (said institution) is the Purchaser of the shares evidenced by the attached certificate, and as such, sold such shares on ___________________ in accordance with
     [date]

         (i)      Registration Statement number
                  _____________________________________________,
                  [fill in the number of or otherwise identify]

                  in the manner indicated under "Plan of Distribution" in the current prospectus and has delivered a current prospectus, or

         (ii) pursuant to the applicable requirements of Rule 144 of the Securities Act of 1933, as amended, in which case, a copy of Form 144 as filed with the Securities and Exchange Commission, together with the representation letter of the undersigned and the broker's representation letter are enclosed.

Print or Type:


         Name of Purchaser
         (Individual or Institution):
                                     -------------------------------

         Name of Individual Representing
         Purchaser (if an Institution):
                                       -----------------------------
                                       Title:
                                             -----------------------


Confirmed by the undersigned thereunto duly authorized:


         ----------------------------------------------------------
         Purchaser

         By:
            -------------------------------------------------------
            Name:
            Title:


---------
(1) All capitalized terms used but not defined herein shall have the meanings provided in the Agreement.


                                     -17-